UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 13, 2005

INTRICON CORPORATION
(Exact name of Registrant as Specified in its Charter)

Pennsylvania
(State or Other Jurisdiction of Incorporation)

1-5005	23-1069060
(Commission File Number)	(I.R.S. Employer Identification No.)

1260 Red Fox Road Arden Hills, MN	55112
(Address of Principal Executive Offices)	(Zip Code)

(651) 636-9770
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

        On December 13, 2005, the Compensation Committee set base salary amounts for the Company’s executive officers effective January 1, 2006. The CEO and each of the executive officers who are expected to be named in the Summary Compensation Table in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 (the “Named Executive Officers”) are Mark S. Gorder, William J. Kullback, Michael Geraci, Dennis Gonsior, and Chris Conger. Currently, Messrs. Gorder’s, Kullback’s, Geraci’s, Gonsior’s, and Conger’s base salaries are $275,000, $175,000, $135,000, $112,000 and $130,000, respectively. Effective January 1, 2006, Messrs. Gorder’s, Kullback’s, Geraci’s, Gonsior’s, and Conger’s base salaries will be $300,000, $185,000, $150,000, $140,000, and $140,000 respectively.

        The Compensation Committee approved bonuses for the Named Executive Officers if a certain earnings per share target was met in fiscal year 2005 (calculated after giving effect to any bonuses accrued). If the earnings per share target is met, each Named Executive Officer is eligible to receive a cash bonus in the amount of 10% of such Named Executive Officer’s current base salary (pro rated in the event the Named Executive Officer has not been with the Company for the full fiscal year).

        The Compensation Committee also approved the 2006 Bonus Plan (the “Bonus Plan”), which is not set forth in a written agreement. Pursuant to the Bonus Plan each of the Named Executive Officers are eligible to receive a cash bonus based on the Company exceeding certain earnings per share target amounts for the fiscal year 2006 (calculated after giving effect to any bonuses accrued under the Bonus Plan). Depending upon the earnings per share target amount, Mr. Gorder is eligible to receive a bonus up to 100% of his base salary and each of the other Named Executive Officers are eligible to receive a bonus up to 50% of their respective base salary.

        The Nominating and Corporate Governance Committee approved a change in non-employee directors fees, effective January 1, 2006. Each non-employee member of the Board will receive a quarterly $6,000 retainer. This quarterly retainer amount remains unchanged from the current quarterly retainer amount. Currently, each non-employee member of the Board receives $800 for each Board meeting or committee meeting of the Board, which such non-employee member of the Board is a member, attended in person, except that the Audit Committee Chair receives $2,000 per Audit Committee meeting attended in person or participated in by telephone. For meetings of the Nominating and Corporate Governance Committee, however, no per meeting compensation is currently paid. For any additional meetings held in the same day, each non-employee member of the Board receives $400 per additional meeting attended in person. The non-employee members of the Board do not currently receive a fee for meetings participated in by telephone. Effective January 1, 2006, each non-employee member of the Board will receive $1,000 for each Board meeting attended in person and $500 for each telephonic meeting of the Board participated in, and $1,000 for each committee meeting attended and $500 participated in by telephone of which such non-employee member of the Board is a member. The Chairman of the Board currently receives a $20,000 annual retainer, which effective January 1, 2006, will be increased to $25,000. In lieu of the increased fee per Audit Committee meeting, effective January 1, 2006, the Audit Committee Chair will receive a $10,000 annual retainer. Each of the annual retainers will be paid on a quarterly basis.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IntriCon Corporation

	By:	/s/ William J. Kullback

Date: December 19, 2005		William J. Kullback
Chief Financial Officer